Exhibit 99.1

January 28, 2019

Liberty Broadband Corporation to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA,  LBRDK) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on GCI Liberty, Inc.’s fourth quarter earnings conference call.  During this Q&A session, management will be accepting questions regarding both GCI Liberty, Inc. and Liberty Broadband Corporation.  President and Chief Executive Officer, Greg Maffei, will host the conference call on Thursday, February 28th, at 5:00 p.m. (E.S.T.). During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters.

Please call ReadyTalk at (800) 458-4121 or (323) 794-2093, passcode 3805671, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions.  The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet.  All interested participants should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-and-presentations/events to register for the web cast.  Replays of the call will also be available on the Liberty Broadband Corporation website.  The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK) businesses consist of its interest in Charter Communications and its subsidiary Skyhook.

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Broadband Corporation